Exhibit 99.1

LCA-Vision Names Michael J. Celebrezze Chief Executive Officer

Announces Senior Management Changes and Restructuring Plan

Lowers number of annual procedures required for cash-flow breakeven from Lasik business by

10,000 procedures to approximately 58,000

CINCINNATI (January 7, 2013) – LCA-Vision Inc. (NASDAQ: LCAV), a leading provider of laser vision correction services under the LasikPlus® brand, announces that Michael J. Celebrezze has been named Chief Executive Officer, effective immediately. The company also announces initiatives that are expected to reduce annual operating expenses by approximately $5 million and lower the number of laser vision correction procedures per year necessary to reach cash-flow breakeven from its Lasik business (excluding restructuring costs) to approximately 58,000 from the prior estimate of 68,000.

Mr. Celebrezze has served as LCA-Vision’s Chief Financial Officer since December 2008, and as co-leader of the company with Chief Operating Officer David L. Thomas since September 2009. Mr. Thomas left the company effective December 31, 2012 and will pursue a new role as a co-founder of a science and technology company. In addition, LCA-Vision has promoted Amy Kappen to Chief Financial Officer from Vice President, Corporate Controller and Bharat Kakar to Senior Vice President of Operations and Marketing from Vice President of Operations and Patient Experience, with both promotions effective immediately.

“The Board has been impressed with the co-leadership of Mike Celebrezze and Dave Thomas, and the many actions they have taken to improve the company’s operations and financial position in the face of chronic, adverse economic conditions,” said E. Anthony Woods, Chairman of the Board of LCA-Vision. “We have benefitted from Dave’s extensive knowledge and experience, and we are grateful for his dedication and service. The Board has full confidence in Mike’s ability to lead LCA-Vision, and we wish Dave the very best in his new endeavor.”

Mr. Thomas said, “I had the extraordinary opportunity at LCA-Vision as part of an outstanding team to evaluate and implement improvements that impacted nearly every aspect of the business. I am confident that I am leaving the company under the leadership of a solid and competent management team.”

Restructuring Initiatives

“For the past two quarters our revenues have declined versus the same period of the prior year on lower-than-expected procedure volume, and we have also experienced some loss in market share. This is disappointing, particularly following seven consecutive quarters of year-over-year growth in same-store procedures, and four consecutive quarters of year-over-year growth in total procedures and market share gains,” said Mr. Celebrezze.

“Overall weakness in the U.S. economy that has deterred consumer discretionary spending over the past several years continues to impact negatively LCA-Vision and our industry, and we have little clarity on when the economic environment might change. We are taking actions aimed at better aligning our expenses with current procedure volume and improving our business in the current environment, while allowing us to maintain our focus on providing the highest quality patient experiences and outcomes.

“We believe these initiatives to further reduce expenses and improve our business, together with our strong balance sheet and ongoing commitment to monitor costs closely, put LCA-Vision in a solid position to face the future,” he added. “We estimate one-time restructuring and impairment charges associated with the restructuring plan will be approximately $2.1 million, with approximately $1.8 million recorded in 2012 and the remaining $300,000 to be recorded in 2013. These costs will impact cash flow in 2013 and beyond.”

Initiatives to support the reduction in the number of procedures to reach cash-flow breakeven include the following:

•	Improvement in marketing and advertising, including revised media channels, expanded social media and digital reach, and increased focus on public relations and referral programs.
•

Elimination of 31 full-time-equivalent positions, with approximately half due to terminations and half related to reductions in hours. The terminations include both corporate and center-level positions, and were completed in 2012.

•	Closure of the vision center in Seattle, Washington.
•	Relocation of the call center to the company’s headquarters facility in the first quarter of 2013.
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Conversion of the LasikPlus® vision centers in Woodbridge, New Jersey and Chandler, Arizona to the company’s satellite model to provide pre-operative and post-operative exams for patient referrals to nearby full-service LasikPlus® vision centers. LCA-Vision will consider opening new LasikPlus® satellite centers in markets where management has confidence that incremental patient volume can be achieved.

•	Renegotiation of agreements with major suppliers.

The company intends to continue expanding the partner network of optometrists and other eye health professionals for patient referrals and to continue investing in its Visium Eye Institute™ to grow its cataract practice.

Forward-Looking Statements

This news release contains forward-looking statements based on current expectations, forecasts and assumptions of LCA-Vision that are subject to risks and uncertainties. The forward-looking statements in this release are based on information available to the company as of the date hereof. Actual results could differ materially from those stated or implied in the forward-looking statements due to risks and uncertainties associated with its business. In addition to the risk factors discussed in the company’s Form 10-K and other filings with the Securities and Exchange Commission, there are a number of other risks and uncertainties associated with its business including, without limitation, the success of the restructuring plan described above in lowering costs and raising gross profits, the successful execution of cost-effective marketing strategies to drive patients to its vision centers; the impact of low consumer confidence and discretionary spending; competition in the laser vision correction industry; the company’s ability to attract patients; the possibility of adverse outcomes or long-term side effects of laser vision correction and negative publicity regarding laser vision correction; the company’s ability to operate profitable vision centers and retain qualified personnel during periods of lower procedure volumes; the company’s success in expanding its services into the cataract and intraocular lens (IOL) market; additional regulatory requirements, such as for Medicare, related to cataract and IOL procedures; the continued availability of non-recourse third-party financing for its patients on terms similar to what it has paid historically; and the future value of revenues financed by the company and its ability to collect on such financings, which will in turn depend on a number of factors, including the consumer credit environment and the company’s ability to manage credit risk related to consumer debt, bankruptcies and other credit trends.

Further, the Food and Drug Administration’s (FDA) advisory board on ophthalmic devices currently is reviewing concerns about post-LASIK quality of life matters, and the FDA is recruiting participants for two studies on LASIK outcomes and quality of life. The FDA or another regulatory body could take legal or regulatory action against the company or others in the laser vision correction industry. The outcome of this review or legal or regulatory action potentially could impact negatively the acceptance of LASIK. In addition, the acceptance rate of new technologies and our ability to implement successfully new technologies on a national basis create additional risk.

Except to the extent required under the federal securities laws and the rules and regulations promulgated by the Securities and Exchange Commission, the company assumes no obligation to update the information included in this news release, whether as a result of new information, future events or circumstances, or otherwise.

About LCA-Vision Inc./LasikPlus®

LCA-Vision Inc., a leading provider of laser vision correction services, owns and operates 55 LasikPlus® vision centers in the United States: 51 full-service LasikPlus® fixed-site laser vision correction centers and four pre- and post-operative LasikPlus® satellite centers.

Earning Trust Every Moment; Transforming Lives Every Day.

For Additional Information

Investor Relations Contact:

Jody Cain

LHA

310-691-7100 – jcain@lhai.com

@LHA_IR_PR

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